UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):  November 6, 2006

ENSCO International Incorporated

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-8097

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-023579 (I.R.S. Employer Identification No.)

500 North Akard Street

Suite 4300

Dallas, Texas 75201-3331

(Address of Principal Executive Offices, Including Zip Code)

214-397-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

INFORMATION INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURE

Item 1.01

Entry into a Material Definitive Agreement.

2007 Performance Measurement Criteria for Named Executive Officers under the ENSCO Cash Incentive Plan

2007 Plan year Performance Measurement Criteria under the ENSCO 2005 Cash Incentive Plan for the named executive officers of ENSCO International Incorporated (the "Company"), Messrs. Daniel W. Rabun, William S. Chadwick, Jr., Phillip J. Saile, James W. Swent, III and Paul Mars, as well as certain other Company officers were approved by the Company’s Nominating, Governance and Compensation Committee on November 6, 2006, and ratified by the Board of Directors of the Company on November 7, 2006.

The target awards for the named executive officers are as follows:

The projected target amount of the 2007 Plan Year Annual Performance Bonus for Messrs. Daniel W. Rabun, William S. Chadwick, Jr., Phillip J. Saile, James W. Swent, III and Paul Mars is $590,500, $283,400, $195,700, $195,700 and $195,700, respectively, and will be adjusted by application of actual achieved performance of the Performance Measurement Criteria disclosed hereinbelow as shall be determined by the Nominating, Governance and Compensation Committee of the Board of Directors in accordance with the provisions of the ENSCO 2005 Cash Incentive Plan.

The 2007 Performance Measurement Criteria are as follows:

		2007 Performance Measurement Criteria Thresholds*

	Measure Weighting %	Minimum*	Target	Maximum
Incentive Earned		0	100%	200%
Earnings per share (EPS)	30	$.40	$5.40	$6.75
RONAEBIT	30	5%	16%	34%
Safety	10	1.22**	1.0	0.75
Total Corporate Award	70
Strategic Team Goals***	30	0%	100%	200%
Total	100

*The Minimum Threshold must be met before any credit is given for a Performance Measurement Criterion ~~Goal~~ ..  No performance bonus is payable on account of meeting the Minimum 2007 Threshold for a Performance ~~m~~ M easurement ~~c~~ C riterion other than Safety, for which credit is given for 50% of the criterion.  Performance between the Minimum and Target Thresholds shall be prorated to determine the amount payable.  Performance between the Target and Maximum Thresholds shall also be prorated to determine the amount payable.

**The 2007 minimum Safety Threshold will be established utilizing the 2006 third quarter International Association of Drilling Contractors industry average incident rate for offshore drillers.  The table reflects the third quarter International Association of Drilling Contractors industry average incident rate for offshore drillers for 2005 for illustrative purposes inasmuch as the 2006 data are not available.

***The Strategic Team Goals for all of the Company's executive officers, with equal weighting assigned to each item, are as follows:

1.      Operational Excellence:  Enhance operational excellence by (1) uniformly complying with a  consistent, fleet-wide Safety Management System, (2) systematically auditing operations to monitor results and achieve continuous improvement, and (3) maintaining a high level of operating efficiency in order to minimize downtime and enhance customer satisfaction.

2.      Leadership and Strategic Issues:  Effectively implement management succession and maintain a cohesive management team to lead the Company on strategic issues and enhancement of shareholder and investment community relations.

3.      Human Resources:  Successfully attract, develop, motivate, and retain employees to ensure that Company goals and objectives are met in a cost-effective manner as measured by key performance indicators and competitive survey data.

4.      E8500 Series™ Project:  Effectively execute all aspects of the Company’s deepwater semi-submersible fleet project, including rig construction, marketing and staffing.

5.      Systems:  Develop value-adding programs, processes and tools that (1) drive global standardization and consistency, (2) enhance organizational efficiency and effectiveness, and (3) promote action, follow-up and continuous improvement.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

The information regarding the 2007 Performance ~~Goals~~  Measurement Criteria set forth above under Item 1.01 of this Current Report is hereby incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSCO International Incorporated

Date:  November 13, 2006

/s/ Cary A. Moomjian, Jr.

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary